Exhibit 4.35

EXECUTION COPY

January 19, 2010

AMENDED AND RESTATED PLEDGE AGREEMENT

between

THE PARTIES LISTED ON THE SIGNATURE PAGES HERETO,
as Pledgors

and

DEUTSCHE BANK AG, LONDON BRANCH
as Security Trustee and Pledgee

TABLE OF CONTENTS

			Page

1.	CONSTRUCTION; DEFINITIONS		2
2.	SECURITY FOR OBLIGATIONS		7
3.	PLEDGE OF SECURITIES, ETC.		8
	3.1	PLEDGE	8
	3.2	PROCEDURES	11
	3.3	SUBSEQUENTLY ACQUIRED COLLATERAL	13
	3.4	TRANSFER TAXES	14
	3.5	CERTAIN REPRESENTATIONS AND WARRANTIES REGARDING THE COLLATERAL	14
4.	APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.		14
5.	VOTING, ETC., WHILE NO EVENT OF DEFAULT		14
6.	DIVIDENDS AND OTHER DISTRIBUTIONS		15
7.	REMEDIES; ENFORCEMENT		15
8.	REMEDIES, CUMULATIVE, ETC.		16
9.	APPLICATION OF PROCEEDS		17
10.	PURCHASERS OF COLLATERAL		17
11.	INDEMNITY		17
12.	PLEDGEE NOT A LIMITED LIABILITY COMPANY MEMBER		18
13.	FURTHER ASSURANCES; POWER-OF-ATTORNEY		19
14.	THE PLEDGEE AS SECURITY TRUSTEE		19
15.	TRANSFER BY THE PLEDGORS		20
16.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS		20
17.	LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBER; CHANGES THERETO; ETC.		22
18.	PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.		23
19.	SALE OF COLLATERAL WITHOUT REGISTRATION		23
20.	TERMINATION; RELEASE		24
21.	NOTICES, ETC.		25
22.	WAIVER; AMENDMENT		25
23.	SUCCESSORS AND ASSIGNS		26
24.	HEADINGS DESCRIPTIVE		26

i

25.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	26
26.	PLEDGOR’S DUTIES	27
27.	COUNTERPARTS	27
28.	SEVERABILITY	28
29.	RECOURSE	28
30.	ADDITIONAL PLEDGORS	28
31.	LIMITED OBLIGATIONS	28
32.	RELEASE OF PLEDGORS	28
33.	AMENDMENT AND RESTATEMENT	29

ANNEX A	-	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

ANNEX B	-	SCHEDULE OF STOCK

ANNEX C	-	SCHEDULE OF NOTES

ANNEX D	-	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

ANNEX E	-	SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX F	-	SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX G	-	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

ii

AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of March 3, 2006 and amended and restated as of January 19, 2010, among the parties listed on the signature pages hereto (each a “Pledgor” and collectively the “Pledgors”) and Deutsche Bank AG, London Branch, as Security Trustee (together with any successor Security Trustee, (the “Pledgee”), for the benefit of the Beneficiaries (as defined below)).  Except as otherwise defined herein, all capitalized terms used herein and defined in the Senior Facilities Agreement or the Group Intercreditor Deed shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, pursuant to the Senior Facilities Agreement, dated March 3, 2006 as amended and restated on May 22, 2006, July 10, 2006, August 10, 2006, April 4, 2007, May 15, 2008, November 10, 2008, October 30, 2009 and January 8, 2010 (as further amended, restated, supplemented and/or otherwise modified from time to time, the “Senior Facilities Agreement”) among Virgin Media Inc., Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (formerly known as NTL Investment Holdings Limited) (the “Company”), Telewest Communications Network Limited, VMIH Sub Limited (formerly known as NTLIH Sub Limited) as UK Borrowers (the “UK Borrowers”), Virgin Media Dover LLC (formerly known as NTL Dover LLC) as US Borrower (the “US Borrower” and together with the UK Borrowers, the “Borrowers”), Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International as Bookrunners and as Mandated Lead Arrangers, Deutsche Bank AG, London Branch as Facility Agent (the “Facility Agent”) and as Security Trustee, Deutsche Bank AG, New York Branch as US Paying Agent, GE Corporate Banking Europe SAS as Administrative Agent, Deutsche Bank AG, London Branch as Original L/C Bank and the persons named therein as Lenders (the “Lenders”), the Lenders have made available to the Borrowers certain credit facilities pursuant to the terms and subject to the conditions provided therein.

WHEREAS, by an intercreditor deed dated March 3, 2006 as amended and restated on June 13, 2006, July 10, 2006, July 31, 2006, May 15, 2008, October 30, 2009 and January 8, 2010 (as further amended, restated, supplemented and/or otherwise modified from time to time, the “Group Intercreditor Deed”) among the Original Senior Borrowers, the Original Facility Agent, the Original Security Trustee, the Senior Lenders, the Original Senior Guarantors, the Hedge Counterparties (as each of those terms is defined therein), the Intergroup Debtor and Intergroup Creditors (as each of those terms is defined therein) and listed therein, certain banks, financial institutions and other entities have agreed to regulate their relationship as creditors on the terms set out therein.

WHEREAS, pursuant to the indenture dated on or about the date hereof (the “Senior Secured Notes Indenture”) governing the $1,000,000,000 6.50% Senior Secured Notes due 2018 and the £875,000,000 7.00% Senior Secured Notes due 2018 (the “Senior Secured Notes” and, together with the Senior Secured Notes Indenture and the guarantees set out therein, the “Senior Secured Notes Documents”), among Virgin Media Inc., the Company, Virgin Media Finance PLC, Virgin Media Secured Finance PLC, the subsidiary guarantors named therein, The Bank of New York Mellon, as trustee, registrar and paying agent and The Bank of New York Mellon (Luxembourg), S.A., as Luxembourg paying agent, as amended, restated, supplemented or otherwise modified from to time, Virgin Media Secured Finance PLC has agreed to issue the Senior Secured Notes.

WHEREAS, in connection with the Senior Facilities Agreement and the Group Intercreditor Deed, the Pledgors and Security Trustee entered into a pledge agreement dated March 3 2006 and amended on December 23, 2009 (the “Original Pledge Agreement”), pursuant to which the Pledgors granted in favor of the Security Trustee, for the benefit of the Beneficiaries, a security interest in and lien on their respective interests in the Collateral described therein as security and collateral for the due and punctual payment and performance by the Borrowers of their respective obligations described therein.

WHEREAS, Pledgors and Security Trustee desire to amend and restate the Original Pledge Agreement to, among other things, provide for the security for the due and punctual payment and performance of the Secured Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Beneficiaries and hereby covenants and agrees with the Pledgee for the benefit of the Beneficiaries as follows:

1.                                      CONSTRUCTION; DEFINITIONS

(a)                                  This Pledge Agreement should be read and construed subject to the terms of the Group Intercreditor Deed.  In the event of any inconsistency between the terms of this Pledge Agreement and the Group Intercreditor Deed, the terms of the Group Intercreditor Deed shall prevail.  Unless the context otherwise requires or unless otherwise provided or defined herein, all capitalized terms used herein and defined in the Group Intercreditor Deed and (unless otherwise defined in the Group Intercreditor Deed) the Relevant Facilities Agreement shall be used herein as therein defined.

(b)                                 Reference to singular terms shall include the plural and vice versa.

(c)                                  References to (or to any specified provision of) this Agreement or any other agreement or document shall be construed as references to this Agreement, that provision, that agreement or that document as in force for the time being and as from time to time amended, supplemented, varied, extended, restated, and/or replaced in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of any Security Document or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of an Instructing Party.

(d)                                 The following capitalized terms used herein shall have the definitions specified below:

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agent” means the Facility Agent, the US Paying Agent, the Administrative Agent and the Relevant Agent.

“Agreement” means this Pledge Agreement.

“Beneficiaries” means the First Beneficiary and the Second Beneficiaries.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Commitments” means, in respect of a Senior Lender, its Commitment as defined in the Senior Facilities Agreement, and in respect of any other Senior Finance Party, the aggregate of the principal amount advanced by it that has not been repaid, in each case under the Senior Finance Documents, and (without duplication) its uncancelled commitment to extend further credit to the Obligors under the Senior Finance Documents.

“Designated Secured Obligations” means Financial Indebtedness in the form of notes or other such similar instruments of any member of the Group that is designated as “Designated Secured Obligations” by written notice from the Company and its successors in title from time to time to the Security Trustee, which notice will certify that the Financial Indebtedness is an instrument for which Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-16”) is applicable or will become applicable upon registration of such instrument or an instrument exchangeable for such instrument pursuant to a contractual requirement.

“Enforcement Date” means the date on which, following the occurrence of an Event of Default that is continuing, either the Relevant Agent or the Security Trustee notifies the relevant Pledgor of the occurrence of that Event of Default, or takes, under any one or more of the Senior Finance Documents, any of the steps it is entitled to take by reason of the occurrence of such Event of Default.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Event of Default” shall mean each of:

(i)                                     a Senior Default; and

(ii)                                  an event of default or termination event (however described) under any Hedging Agreement.

“Excluded Charged Assets” in relation to any Designated Secured Obligations means any shares, membership interests, partnership interests, equity participations or other equivalent (however designated) ownership interests (the “Ownership Interests”) in, or other securities of, a Subsidiary of Virgin Media Inc. (excluding the Ownership Interests in or other securities issued by Virgin Media Investments Limited or any successor entity upon any merger, reorganization or other restructuring effecting it) that are owned by any Pledgor to the extent that pledging such Ownership Interests or other securities under this Agreement to secure such Designated Secured Obligations would result in Rule 3-16 requiring separate financial statements of such Subsidiary to be filed with the SEC, but (i) only to the extent necessary to not be subject to such requirement, (ii) only for so long as such requirement is in existence and (iii) only if no member of the Group files or is otherwise required to file separate financial statements of such Subsidiary with the SEC under a separate rule or regulation; provided that no Ownership Interests or securities will constitute Excluded Charged Assets if any member of the Group takes any action in the form of a reorganization, merger or other restructuring, a principal purpose of which is to provide for the limitation of the pledge of any Ownership Interests or other securities pursuant to the proviso in Section 3.1.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“Group Intercreditor Deed” shall have the meaning set forth in the recitals.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor and represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company organized under the laws of the United States or any State or territory thereof or the District of Columbia

“Location” of any Pledgor has the meaning given such term in Section 9-307 of the UCC.

“Notes” shall mean (x) all intercompany notes at any time issued to and held by any Pledgor and (y) all other promissory notes from time to time issued to or held by any Pledgor.

“Obligations” shall have the meaning set forth in Section 2 hereof.

“Original Pledge Agreement” shall have the meaning set forth in the recitals hereto.

“Ownership Interests” shall have the meaning set forth in the definition of “Excluded Charged Assets”.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor and represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership organized under the laws of the United States or any State or territory thereof or the District of Columbia.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Relevant Facilities Agreement” means the Senior Facilities Agreement, or, upon its repayment in full and cancellation of all undrawn commitments thereunder, the Designated Refinancing Facilities Agreement, provided that if upon the repayment in full and cancellation of all undrawn commitments under the Senior Facilities Agreement there is no Designated Refinancing Facilities Agreement, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Senior Facilities Agreement immediately prior to such termination, and provided further that upon the repayment in full and cancellation of all undrawn commitments under the Designated Refinancing Facilities Agreement, until such time that a Refinancing Facilities Agreement has been designated as a Designated Refinancing Facilities Agreement, the “Relevant Facilities Agreement” shall be the Designated Refinancing Facilities Agreement immediately prior to such termination.

“Rule 3-16” has the meaning given to such term in the definition of “Designated Secured Obligations”.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means the Security Trustee Liabilities, the Senior Liabilities and the Hedging Liabilities, provided that any liabilities that have been designated as “New Senior Liabilities” under the Group Intercreditor Deed or are incurred after December 31, 2009 under any Refinancing Facilities Agreement entered into after such date,

(a)           in breach of the provisions of the Senior Facilities Agreement, or upon its repayment in full and cancellation of all undrawn commitments thereunder (unless there is no Designated Refinancing Facilities Agreement), the Designated Refinancing Facilities Agreement, or any Refinancing Facilities Agreement on the date of such designation (excluding any applicable cure period), or

(b)           that the Security Trustee, acting reasonably, has not agreed to act as security trustee for,

shall not, in any such case constitute “Secured Obligations” for the purpose of this Agreement.

“Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock and all Notes.

“Security Agreement” shall mean the Security Agreement, dated as of the date hereof, among the Debtors from time to time party thereto and Deutsche Bank AG, London Branch, as Security Trustee.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Security Trust Agreement” means the security trust agreement dated March 3, 2006 and amended and restated on or about the date hereof between Security Trustee, Facility Agent, the Company, and the companies named therein as Original Obligors.

“Senior Facilities Agreement” shall have the meaning given such term in the recitals hereto.

“Senior Secured Notes” shall have the meaning given such term in the recitals hereto.

“Senior Secured Notes Documents” shall have the meaning given such term in the recitals hereto.

“Senior Secured Notes Indenture” shall have the meaning given such term in the recitals hereto.

“Stock” shall mean all of the issued and outstanding shares of capital stock of any corporation incorporated under the laws of the United States or any State or territory thereof or the District of Columbia at any time owned by any Pledgor.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof; provided further that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

2.             SECURITY FOR OBLIGATIONS

This Agreement is made by each Pledgor for the benefit of the Pledgee acting on behalf of the Beneficiaries to secure:

(a)           the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations;

(b)           any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(c)           in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(d)           all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

(e)           all amounts owing to any Agent or any of its affiliates pursuant to any of the Senior Finance Documents in its respective capacity as such;

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (a) through (e) of this Section 2 being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include (without limitation) extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement, and (without prejudice to the extension of the Secured Obligations to any other Indebtedness from time to time included within the definition thereof) all

Liabilities arising under or in connection with the Senior Facilities Agreement and the Senior Secured Notes Documents.

3.             PLEDGE OF SECURITIES, ETC.

3.1           Pledge

To secure the Obligations now or hereafter owed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Beneficiaries, and does hereby create a continuing security interest (subject to those Encumbrances permitted to exist with respect to the Collateral pursuant to the terms of all of the Senior Finance Documents then in effect) in favor of the Pledgee for the benefit of the Beneficiaries in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired, (the “Collateral”):

(a)           each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by any Senior Finance Document to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b)           all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c)           all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A)          all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B)           all other payments due or to become due to such Pledgor in respect of such Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D)          all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E)           all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d)           all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A)          all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B)           all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C)           all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D)          all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E)           all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F)           all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e)           all Financial Assets and Investment Property owned by such Pledgor from time to time;

(f)            all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(g)           all Proceeds of any and all of the foregoing;

provided, however, that notwithstanding the foregoing, in no event shall the Pledgors be required to pledge any Excluded Charged Assets to the Security Trustee under this Agreement to secure the Designated Secured Obligations.  For the avoidance of doubt,

(i)            all Collateral that does not constitute Excluded Charged Assets remains pledged pursuant to this Agreement to secure all Secured Obligations, including without limitation the Designated Secured Obligations; and

(ii)           such Excluded Charged Assets remain pledged under this Section 3.1 to secure any Secured Obligations that are not Designated Secured Obligations.

In the event that Rule 3-16 is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other United States federal or state governmental agency) of separate financial statements of any such Subsidiary due to the fact that such Subsidiary’s Ownership Interests or other securities secure any Designated Secured Obligations, then such Ownership Interests or other securities (as applicable) of such Subsidiary shall automatically be deemed to be Excluded Charged Assets for such Designated Secured Obligations but (i) only to the extent necessary to not be subject to any such financial statement requirement, (ii) only for so long as such financial statement requirement would otherwise have been applicable to such Subsidiary and (iii) only if no member of the Group files or is otherwise required to file separate financial statements of such Subsidiary with the SEC or such other governmental agency under a separate rule or regulation. If the circumstances described in this paragraph apply, this Agreement may be amended or modified, without the consent of any Senior Finance Party, to the extent necessary to release the pledge (but only to the extent securing such Designated Secured Obligations and without prejudice to the pledge securing the Secured Obligations referred to in clause (ii) of the preceding paragraph) in favor of the Security Trustee on the relevant Ownership Interests and/or other securities that are so deemed to constitute Excluded Charged Assets.

In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Ownership Interests and/or other securities to secure any Designated Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other United States federal or state governmental agency) of separate financial statements of such Subsidiary, then the Ownership Interests or other securities (as applicable) of such Subsidiary will automatically be deemed not to be Excluded Charged Assets for such Designated Secured Obligations, but limited to the extent necessary to not be subject to any such financial statement requirement. If the circumstances described in this paragraph apply, this Agreement may be amended or modified, without the consent of any Senior Finance Party, to the extent necessary to pledge in favor of the Security Trustee such additional Ownership Interests or other securities that were deemed to constitute Excluded Charged Assets.

3.2           Procedures

(a)           To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the Beneficiaries:

(i)            with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii)           with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Beneficiaries substantially in the form of Annex G hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other person other than a court of competent jurisdiction;

(iii)          with respect to any Collateral which constitutes a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary, and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing;

(iv)          with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v)           with respect to any Note, physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

(vi)          with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof retained by the Pledgee in accordance with the terms hereof, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have “control” within the meaning of the UCC and at any time any Default or Event of Default is in existence no withdrawals or transfers may be made therefrom by any person except with the prior written consent of the Pledgee, and (ii) deposit of such cash in such cash account.

(b)           In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i)            with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii)           each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

(c)           To the extent that any certificates, instruments of transfer or other documents of title relating to any Collateral (“Title Documents”) that are required to be delivered to the Security Trustee pursuant to Section 3.2(a) have already been delivered to Deutsche Bank AG, London Branch in its capacity as security trustee under and for the purposes of the security interests over such Collateral pursuant to the Original Pledge Agreement, the requirements of Section 3.2(a) shall be deemed satisfied.

3.3           Subsequently Acquired Collateral

If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all actions (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) required with respect to such Collateral pursuant to and in accordance with, the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Beneficiaries) hereunder, and (ii) supplements to Annexes A through F hereto as are necessary to cause such Annexes to be complete and accurate at such time.

3.4                                 Transfer Taxes

Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5                                 Certain Representations and Warranties Regarding the Collateral

Each Pledgor represents and warrants that on the date hereof: (i)  the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex B hereto; (ii) such Stock referenced in clause (i) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (iii) the Notes held by such Pledgor consist of the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (iv) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the persons described in Annex D hereto; (v) each such Limited Liability Company Interest referenced in clause (iv) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing person as set forth in Annex D hereto; (vi) the Partnership Interests held by such Pledgor consist of the number and type of interests of the persons described in Annex E hereto; (vii) each such Partnership Interest referenced in clause (vi) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (viii) the exact address of each chief executive office of such Pledgor is listed on Annex F hereto; and (ix) each Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through E hereto; and (x) on the date hereof, such Pledgor owns no other Securities, Stock, Notes, Limited Liability Company Interests or Partnership Interests.

4.                                      APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.

The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5.                                      VOTING, ETC., WHILE NO EVENT OF DEFAULT.

Unless and until there shall have occurred and be continuing any Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Security Document or other Senior Finance Document, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Beneficiary in the Collateral, unless expressly permitted by the terms of the Senior Finance Documents.  All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and the Enforcement Date has occurred.

6.                                      DIVIDENDS AND OTHER DISTRIBUTIONS.

Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor.  The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral any and all Proceeds of the Collateral consisting of:

(i)                                     additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the Pledgor so long as no Event of Default then exists)) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii)                                  additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii)                               additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the Pledgor so long as no Event of Default then exists)) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement.  All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.                                      REMEDIES; ENFORCEMENT

If the Enforcement Date shall have occurred, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Group Intercreditor Deed, any other Senior Finance Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)                                     to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

(ii)                                  to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)                               to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv)                              to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v)                                 at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Beneficiaries may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Beneficiary shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(vi)                              to set off any and all Collateral against any and all Obligations , and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

8.                                      REMEDIES, CUMULATIVE, ETC.

Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Senior Finance Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Beneficiary of any one or more of the rights, powers or remedies provided for in this Agreement or any other Senior Finance Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Beneficiary of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Beneficiary to exercise any such right, power or remedy shall operate as a waiver thereof.  No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Beneficiary to any other or further action in any circumstances without notice or demand.  The Beneficiaries agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instruction of the Relevant Agent, and that no other Beneficiary shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Beneficiaries upon the terms of this Agreement and the Security Trust Agreement.

9.                                      APPLICATION OF PROCEEDS

(a)                                  All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the Group Intercreditor Deed and the Security Trust Agreement.

(b)                                 It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations, provided that before any demand for payment by the Security Trustee is made on any Pledgor that is a Restricted Guarantor, demand for payment of the relevant Obligation shall first have been made on the Borrower from which such unpaid Obligation is due (if any).

10.                               PURCHASERS OF COLLATERAL

Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11.                               INDEMNITY

Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and the Beneficiaries and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Senior Finance Document (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all Obligations and notwithstanding the discharge thereof.

12.                               PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.

(a)                                  Nothing herein shall be construed to make the Pledgee or any other Beneficiary liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Beneficiary by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Beneficiary, any Pledgor and/or any other person.

(b)                                 Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other person either before or after an Event of Default shall have occurred.  The Pledgee shall have only those powers set forth herein and the Beneficiaries shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c)                                  The Pledgee and the other Beneficiaries shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)                                 The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Beneficiary to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.                               FURTHER ASSURANCES; POWER-OF-ATTORNEY

(a)                                  Each Pledgor agrees that it will join with the Pledgee in executing any encumbrance or assurance and, at such Pledgor’s own expense, if necessary, file and refile under the UCC or any other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee may reasonably deem necessary or appropriate, and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, (x) financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b)                                 Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14.                               THE PLEDGEE AS SECURITY TRUSTEE

The Pledgee will hold, as Security Trustee, in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Beneficiary that by accepting the benefits of this Agreement each such Beneficiary acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the Group Intercreditor Deed, the Security Trust Agreement and in the other Senior Finance Documents.  The Pledgee shall act hereunder on the terms and conditions set forth herein, the Group Intercreditor Deed, the Security Trust Agreement and in the other Senior Finance Documents.

15.                               TRANSFER BY THE PLEDGORS

Except as permitted pursuant to or not restricted by any of the Senior Finance Documents (i) prior to the date all Secured Obligations (other than contingent indemnification obligations not then due) and all other amounts owing under and with respect to the Senior Finance Documents have been paid in full and all Commitments under the Senior Finance Documents have been terminated, and (ii) thereafter, pursuant to the other Security Documents, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

16.                               REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS

(a)                                  Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i)                                     it is duly formed validly existing as a corporation, limited liability company or partnership, as applicable, and has all requisite corporate limited liability company or partnership power and authority, as applicable, to own its property and other assets;

(ii)                                  it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Senior Finance Documents);

(iii)                               it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iv)                              this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(v)                                 except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with

(a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(vi)                              neither the execution, delivery or performance by such Pledgor of this Agreement, or any other Senior Finance Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein:  (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance (except pursuant to the Senior Finance Documents) upon any of the properties or assets of such Pledgor pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

(vii)                           all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests) has been duly and validly issued, is fully paid and, to the extent relevant, non-assessable and is subject to no options to purchase or similar rights;

(viii)                        each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(ix)                                the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and Pledged Notes and the proceeds thereof, subject to no prior lien or Encumbrance or to any agreement purporting to grant to any third party a lien or Encumbrance on the property or assets of such Pledgor which would include the Securities (other than the Encumbrances permitted under the Senior Finance Documents then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(x)                                   “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement, provided that in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement.

(b)                                 Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Beneficiaries.

17.                               LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBER; CHANGES THERETO; ETC.

The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of each Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto.  Save as permitted by the Senior Finance Documents no Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Senior Finance Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor which is organized under the laws of the United States or any State thereof changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to

Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Security Trustee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification to the Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Security Trustee to the extent necessary to maintain the security interest of the Security Trustee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18.                               PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.

The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20), including, without limitation:

(a)                                  any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Senior Finance Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b)                                 any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(c)                                  any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(d)                                 any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(e)                                  any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19.                               SALE OF COLLATERAL WITHOUT REGISTRATION

If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

20.                               TERMINATION; RELEASE

(a)                                  On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder.  As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Senior Finance Documents have been terminated, no Documentary Credit (as defined in the Relevant Facilities Agreement) is outstanding (and all Advances have been paid in full), all Documentary Credits have been terminated, and all other Obligations (other than indemnities described in the Senior Finance Documents which are not then due and payable) then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold or otherwise disposed of to a person other than an Obligor and (x) such disposal is permitted or not restricted under any of the Senior Finance Documents, or (y) is otherwise released with the consent of the Instructing Party in accordance with the terms of the Group Intercreditor Deed, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Senior Finance Documents to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereto, such sub-agent) and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof.  If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), such Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

(d)                                 The Pledgee shall have no liability whatsoever to any other Beneficiary as the result of any release of Collateral by it in accordance with (or which the Pledgee in good faith believes to be in accordance with) this Section 20.

21.                               NOTICES, ETC.

Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.  All notices and other communications shall be in writing and addressed as follows:

(a)                                  if to any Pledgor, at:

Address:	c/o Virgin Media Limited
160 Great Portland Street
London W1W 5QA
Attention:	FAO Group Legal Director
Telefax:	020 7299 6000

(b)                                 if to the Pledgee, at:

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB England
Attention:	Nicola Dawes and Rajeen Thaheria
Telefax:	+44 (20) 7547 6419

22.                               WAIVER; AMENDMENT

Except as provided in Sections 30 and 32 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the provisions of the Senior Finance Documents.

23.                               SUCCESSORS AND ASSIGNS

This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Beneficiaries and their respective successors, transferees and assigns.  All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Beneficiaries and shall survive the execution and delivery of this Agreement and the other Security Documents regardless of any investigation made by the Beneficiaries or on their behalf.

24.                               HEADINGS DESCRIPTIVE

The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25.                               GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL

(a)                                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SENIOR FINANCE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SENIOR FINANCE DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR.  EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY

REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER SENIOR FINANCE DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY BENEFICIARIES, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b)                                 EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR FINANCE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER SENIOR FINANCE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26.                               PLEDGOR’S DUTIES

It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgee’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28.                               SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29.                               RECOURSE

This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Senior Finance Documents and otherwise in writing in connection herewith or therewith.

30.                               ADDITIONAL PLEDGORS

It is understood and agreed that any person that is required to become a party to this Agreement after the date hereof pursuant to the requirements of any Senior Finance Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Pledgee or executing a joinder agreement and delivering same to the Relevant Agent, in each case as may be required by (and in form and substance satisfactory to) the Relevant Agent, (y) delivering supplements to Annexes A through F, hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

31.                               LIMITED OBLIGATIONS

It is the desire and intent of each Pledgor and the Beneficiaries that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.

32.                               RELEASE OF PLEDGORS

If at any time all of the Equity Interests of any Pledgor owned by any Borrower or any of their respective Subsidiaries are sold (to a person other than a Senior Finance Party) in a transaction permitted under or not restricted by any Senior Finance Document, then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it.  At any time that any Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, such Borrower shall deliver to the Pledgee a certificate signed by a principal executive officer of such Borrower stating that the release of such Pledgor is permitted pursuant to this Section 32.  If reasonably requested by Pledgee (although the Pledgee shall have no obligation to make any such request), such Borrower shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.  The Pledgee shall have no liability whatsoever to any other Beneficiary as a result of the release of any Pledgor by it in accordance with, or which it believes in good faith to be in accordance with, this Section 32.

33.                               AMENDMENT AND RESTATEMENT

This Agreement shall amend and restate in its entirety the Original Pledge Agreement, and all obligations of the Pledgor thereunder shall be deemed replaced and extended as obligations under this Agreement and be governed hereby without novation.  In no event shall such amendment and restatement be construed as a termination of the obligations under the Original Pledge Agreement.

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

NNS U.K. HOLDINGS 1 LLC

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NNS U.K. HOLDINGS 2, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NORTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NORTH CABLECOMMS L.L.C.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NORTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL BROMLEY COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL CABLECOMMS GROUP, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL CHARTWELL HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL CHARTWELL HOLDINGS 2, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL NORTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL NORTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL PROGRAMMING SUBSIDIARY COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SOLENT COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SOUTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SOUTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SURREY COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SUSSEX COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL UK CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL WESSEX COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL WINSTON HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL WIRRAL COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

SOUTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

SOUTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

SOUTH CABLECOMMS L.L.C.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

WINSTON INVESTORS L.L.C.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

CHARTWELL INVESTORS L.P.

By:	Its General Partner

NTL Chartwell Holdings Limited

By:	Its Director

Virgin Media Directors Limited

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

NTL (TRIANGLE) LLC

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL WINSTON HOLDINGS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS GROUP LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CHARTWELL HOLDINGS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

VIRGIN MEDIA LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

Accepted and agreed to:

DEUTSCHE BANK AG, LONDON BRANCH
as Security Trustee and Pledgee

By:	/s/ N. DAWES
Name: N. Dawes
Title: V.P.

By:	/s/ V. MAYELL
Name: V. Mayell
Title: A.V.P.

ANNEX A

to

PLEDGE AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of the Pledgor	Type of Organization	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC § 9-307)	Pledgor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

NNS U.K. Holdings 1 LLC	Limited Liability Company	Yes	Delaware	Delaware	2477818	No
NNS U.K. Holdings 2, Inc.	Corporation	Yes	Delaware	Delaware	2477819	No
North CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2341830	No
North CableComms L.L.C.	Limited Liability Company	Yes	Delaware	Delaware	2442461	No
North CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2341826	No
NTL Bromley Company	Corporation	Yes	Delaware	Delaware	2292401	No
NTL CableComms Group, Inc.	Corporation	Yes	Delaware	Delaware	2478255	No
NTL Chartwell Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2362805	No

Exact Legal Name of the Pledgor	Type of Organization	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC § 9-307)	Pledgor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

NTL Chartwell Holdings 2, Inc.	Corporation	Yes	Delaware	Delaware	2489841	No
NTL North CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2352712	No
NTL North CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2352711	No
NTL Programming Subsidiary Company	Corporation	Yes	Delaware	Delaware	2312702	No
NTL Solent Company	Corporation	Yes	Delaware	Delaware	2292413	No
NTL South CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2362810	No
NTL South CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2362807	No
NTL Surrey Company	Corporation	Yes	Delaware	Delaware	2292418	No
NTL Sussex Company	Corporation	Yes	Delaware	Delaware	2292412	No
NTL UK CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2494571	No
NTL Wessex Company	Corporation	Yes	Delaware	Delaware	2292403	No
NTL Winston Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2341828	No

2

Exact Legal Name of the Pledgor	Type of Organization	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC § 9-307)	Pledgor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

NTL Wirral Company	Corporation	Yes	Delaware	Delaware	2292402	No
South CableComms Holdings, Inc.	Corporation	Yes	Delaware	Delaware	2485991	No
South CableComms Management, Inc.	Corporation	Yes	Delaware	Delaware	2485989	No
South CableComms L.L.C.	Limited Liability Company	Yes	Delaware	Delaware	2491764	No
Winston Investors L.L.C.	Limited Liability Company	Yes	Delaware	Delaware	2462336	No
Chartwell Investors L.P.	Limited Partnership	Yes	Delaware	Delaware	2366169	No
NTL (Triangle) LLC	Limited Liability Company	Yes	Delaware	Delaware	3125387	No
NTL CableComms Group Limited	Private Limited Company	No	UK	UK	03024703	No
NTL Winston Holdings Limited	Private Limited Company	No	UK	UK	03290821	No
NTL Chartwell Holdings Limited	Private Limited Company	No	UK	UK	03290823	No
Virgin Media Limited	Private Limited Company	No	UK	UK	02591237	No

3

ANNEX B

to

PLEDGE AGREEMENT

SCHEDULE OF STOCK

1.             NTL UK CableComms Holdings, Inc.

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NNS U.K. Holdings 2, Inc.	Common	1	2	100%	(i)

NTL Bromley Company	Common	1	2	100%	(i)

NTL North CableComms Holdings, Inc.	Common	1	3	100%	(i)

NTL North CableComms Management, Inc.	Common	1	3	100%	(i)

NTL Programming Subsidiary Company	Common	1	2	100%	(i)

NTL Solent Company	Common	1	2	100%	(i)

NTL South CableComms Holdings, Inc.	Common	1	12	0.0001%	(i)

NTL South CableComms Management, Inc.	Common	1	18	0.0001%	(i)

NTL Surrey Company	Common	1	2	100%	(i)

NTL Sussex Company	Common	1	2	100%	(i)

NTL Wessex Company	Common	1	2	100%	(i)

NTL Wirral Company	Common	1	2	100%	(i)

2.             NTL CableComms Group Limited

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

North CableComms Holdings, Inc.	Common	1	3	100%	(i)

North CableComms Management, Inc.	Common	1	3	100%	(i)

NTL CableComms Group, Inc.	Common	2,900	01/02	100%	(i)

NTL Chartwell Holdings, Inc.	Common	1	3	100%	(i)

NTL UK CableComms Holdings, Inc.	Common	100	1, 3, 12	90%	(i)

NTL Winston Holdings, Inc.	Common	1	3	100%	(i)

South CableComms Holdings, Inc.	Common	1	3	100%	(i)

2

South CableComms Management, Inc.	Common	1	3	100%	(i)

3.             NTL Solent Company

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL South CableComms Holdings, Inc.	Common	41,635	7	41.63%	(i)

NTL South CableComms Management, Inc.	Common	80,861	7 & 13	37.60%	(i)

4.             NTL Sussex Company

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL South CableComms Holdings, Inc.	Common	25,387	10	25.39%	(i)

NTL South CableComms Management, Inc.	Common	51,208	8 & 15	23.81%	(i)

3

5.             NTL Surrey Company

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL South CableComms Holdings, Inc.	Common	16,090	8	16.09%	(i)

NTL South CableComms Management, Inc.	Common	38,333	10, 14 & 17	17.82%	(i)

6.             NTL Chartwell Holdings, Inc.

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL Chartwell Holdings 2, Inc.	Common	1	1	100%	(i)

7.             NTL Wessex Company

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL South CableComms Holdings, Inc.	Common	912	9	0.91%	(i)

NTL South CableComms Management, Inc.	Common	11,279	11 & 16	5.25%	(i)

4

8.             NTL CableComms Group, Inc.

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL UK CableComms Holdings, Inc.	Common	11	2 & 4	10%	(i)

9.             NTL Bromley Company

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL South CableComms Holdings, Inc.	Common	15,976	11	15.98%	(i)

NTL South CableComms Management, Inc.	Common	33,373	9 & 12	15.52%	(i)

10.           NNS U.K. Holdings 1 LLC

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(b) of Pledge Agreement

NTL UK CableComms Holdings, Inc.	Common	1	11	1%	(i)

5

ANNEX C

to

PLEDGE AGREEMENT

SCHEDULE OF NOTES

None.

ANNEX D

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PLEDGE AGREEMENT

SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

1.             Chartwell Investors L.P.

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

South CableComms L.L.C.	Limited Liability Company	75%	(ii)

2.             North CableComms Holdings, Inc.

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

North CableComms L.L.C.	Limited Liability Company	12.5%	(ii)

3.             North CableComms Management, Inc.

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

North CableComms L.L.C.	Limited Liability Company	12.5%	(ii)

4.             NTL Winston Holdings, Inc.

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

Winston Investors L.L.C.	Limited Liability Company	20%	(ii)

5.             South CableComms Holdings, Inc.

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

South CableComms L.L.C.	Limited Liability Company	12.5%	(ii)

6.             South CableComms Management, Inc.

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

South CableComms L.L.C.	Limited Liability Company	12.5%	(ii)

7.             NTL UK CableComms Holdings, Inc.

Name of Issuing Limited Liability Company	Type of Interest	Numbers of Shares	Certificate Number	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NNS U.K. Holdings 1 LLC	Limited Liability Company	2	4	100%	(i)

8.             Winston Investors L.L.C.

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

North CableComms L.L.C.	Limited Liability Company	75%	(ii)

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9.             NTL Winston Holdings Limited

Name of Issuing Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

Winston Investors L.L.C.	Limited Liability Company	80%	(ii)

10.                                 Virgin Media Limited

Name of Issuing Limited Liability Company	Type of Interest	Numbers of Shares	Certificate Number	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

NTL (Triangle) LLC	Limited Liability Company	800,000	1	100%	(i)

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ANNEX E
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PLEDGE AGREEMENT

SCHEDULE OF PARTNERSHIP INTERESTS

1.             NTL Chartwell Holdings, Inc.

Name of Issuing Partnership	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

Chartwell Investors L.P.	Partnership	43.1%	(ii)

2.             NTL Chartwell Holdings 2, Inc.

Name of Issuing Partnership	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

Chartwell Investors L.P.	Partnership	36.9%	(ii)

3.             NTL Chartwell Holdings Limited

Name of Issuing Partnership	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

Chartwell Investors L.P.	Partnership	20%	(ii)

ANNEX F
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PLEDGE AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Pledgor	Address(es) of Chief Executive Office

NNS U.K. Holdings 1 LLC	160 Great Portland Street, London W1W 5QA, England
NNS U.K. Holdings 2, Inc.	160 Great Portland Street, London W1W 5QA, England
North CableComms Holdings, Inc.	160 Great Portland Street, London W1W 5QA, England
North CableComms L.L.C.	160 Great Portland Street, London W1W 5QA, England
North CableComms Management, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL Bromley Company	160 Great Portland Street, London W1W 5QA, England
NTL CableComms Group, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL Chartwell Holdings, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL Chartwell Holdings 2, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL North CableComms Holdings, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL North CableComms Management, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL Programming Subsidiary Company	160 Great Portland Street, London W1W 5QA, England
NTL Solent Company	160 Great Portland Street, London W1W 5QA, England
NTL South CableComms Holdings, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL South CableComms Management, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL Surrey Company	160 Great Portland Street, London W1W 5QA, England

Name of Pledgor	Address(es) of Chief Executive Office

NTL Sussex Company	160 Great Portland Street, London W1W 5QA, England
NTL UK CableComms Holdings, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL Wessex Company	160 Great Portland Street, London W1W 5QA, England
NTL Winston Holdings, Inc.	160 Great Portland Street, London W1W 5QA, England
NTL Wirral Company	160 Great Portland Street, London W1W 5QA, England
South CableComms Holdings, Inc.	160 Great Portland Street, London W1W 5QA, England
South CableComms Management, Inc.	160 Great Portland Street, London W1W 5QA, England
South CableComms L.L.C.	160 Great Portland Street, London W1W 5QA, England
Winston Investors L.L.C.	160 Great Portland Street, London W1W 5QA, England
Chartwell Investors L.P.	160 Great Portland Street, London W1W 5QA, England
NTL (Triangle) LLC	160 Great Portland Street, London W1W 5QA, England
NTL CableComms Group Limited	160 Great Portland Street, London W1W 5QA, England
NTL Winston Holdings Limited	160 Great Portland Street, London W1W 5QA, England
NTL Chartwell Holdings Limited	160 Great Portland Street, London W1W 5QA, England
Virgin Media Limited	160 Great Portland Street, London W1W 5QA, England

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ANNEX G
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PLEDGE AGREEMENT

FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [                    , 20   ], among the undersigned pledgor (the “Pledgor”), [                    ], not in its individual capacity but solely as Security Trustee (the “Pledgee”), and [                    ], as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into an Amended and Restated Pledge Agreement, dated as of [                    , 20   ] (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Beneficiaries (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Beneficiaries in, all of the right, title and interest of the Pledgor in and to any and all [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)], from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2.  The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.  The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Beneficiaries, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

4.  All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

[                                ]

[                                ]

Attention:  [                             ]

Telephone No.:  [                            ]

Telecopier No.:  [                            ]

5.  Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations (other than contingent indemnification obligations not then due) have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6.  Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received.  All notices and other communications shall be in writing and addressed as follows:

(a)           if to the Pledgor, at:

Attention:
Telephone No.:
Fax No.:

(b)           if to the Pledgee, at the address given in Section 4 hereof;

2

(c)           if to the Issuer, at:

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder.  As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7.  This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.  The Issuer’s “jurisdiction” within the meaning of the UCC and for all purposes of this Agreement shall be the State of Delaware.

3

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

[ ],
not in its individual capacity but solely as Security Trustee and Pledgee

By
Name:
Title:

By
Name:
Title:

[ ],
as the Issuer

By
Name:
Title: